EXHIBIT 99.2

This Statement on Form 3 is filed by: (i) Hunt Companies Equity Holdings, LLC, (ii) Hunt Capital Holdings Investments, LLC, (iii) Hunt ELP, Ltd., (iv) HB GP, LLC, (v) Hunt Company, LLC, (vi) Hunt Companies, Inc. and (vii) Woody L. Hunt.

Name of Designated Filer: Hunt Companies Equity Holdings, LLC

Date of Event Requiring Statement: February 22, 2022

Issuer Name and Ticker or Trading Symbol: Lument Finance Trust, Inc. [LFT]

HUNT COMPANIES EQUITY HOLDINGS, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT CAPITAL HOLDINGS INVESTMENTS, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT ELP, LTD.

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HB GP, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT COMPANY, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT COMPANIES, INC.

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

/s/ Woody L. Hunt
Woody L. Hunt
By:	Paul Donnelly, Attorney-in-Fact